Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

THIRD QUARTER 2023 RESULTS

TALLAHASSEE, FL – October 30, 2023 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the three and nine months ended September 30, 2023. The Company reported net earnings of $2,120,000, or $0.66 per basic and diluted share, for the three months ended September 30, 2023 compared to net earnings of $2,831,000 or $0.90 per basic and $0.89 per diluted share, for the three months ended September 30, 2022.  The Company reported net earnings of $6,878,000, or $2.15 per basic and $2.13 per diluted share, for the nine months ended September 30, 2023 compared to net earnings of $7,039,000 or $2.23 per basic and $2.21 per diluted share, for the nine months ended September 30, 2022.

“Prime Meridian Bank continues to focus on the fundamentals of its balance sheet and income statement,” said Sammie D. Dixon, Jr., Vice Chairman, President, and CEO. “Watching interest rates and the Bank’s cost of funds has become a major priority,” he continued.  “Our team is engaged in providing for the needs of our clients every day, bringing in new relationships, and growing the Bank. Despite the uncertainty in the world and a U.S. economy in flux, we continue moving forward.  There are a lot of good things going on right now and we are excited about the opportunities ahead,” he concluded.

Third Quarter 2023 Highlights

Financial Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22
Net earnings	$2,120	$2,257	$2,501	$2,642	$2,831
Book value per share	$22.91	$23.25	$22.81	$21.19	$20.20
Earnings per share - Basic	$0.66	$0.71	$0.79	$0.83	$0.90
Earnings per share - Diluted	$0.66	$0.70	$0.78	$0.83	$0.89
Weighted-average basic shares outstanding	3,214,323	3,189,353	3,175,807	3,164,211	3,159,526
Weighted-average diluted shares outstanding	3,235,920	3,201,531	3,210,012	3,198,744	3,197,282
Return on average assets(1)	1.03%	1.10%	1.23%	1.27%	1.32%
Return on average equity(1)	11.31	12.31	14.20	16.36	17.19
Average yield on earning assets(1)	5.21	4.98	4.78	4.59	4.04
Net interest margin(1)	3.68	3.78	3.92	3.98	3.71
Efficiency ratio(2)	61.45	57.84	55.72	54.56	50.53
Nonperforming assets/total assets(3)	0.19	0.17	0.17	0.09	0.12

(1) Ratio has been annualized on a 30/360 basis.

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include loans greater than 90 days past due and nonaccrual loans.

•	Compared to the linked quarter, book value per share decreased $0.34 per share, or 1.5%, to $22.91 due primarily to the issuance of 73,681 restricted stock shares in the third quarter. Excluding accumulated other comprehensive gains/losses ("AOCI"), the Company's book value was $26.29 at September 30, 2023 compared to $26.20 at June 30, 2023 and $24.34 at December 31, 2022.
•	For the third quarter of 2023, the annualized return on average assets was 1.03% and the annualized return on average equity was 11.31%, compared to 1.10% and 12.31%, respectively, in the linked quarter and 1.32% and 17.19%, respectively, in the prior year third quarter. Pre-tax pre-provision annualized return on assets was 1.44% and pre-tax pre-provision annualized return on equity was 15.81% for the third quarter of 2023. This is considered a non-GAAP financial measure and additional information, including a reconciliation, can be found on page 11.
•

Gross loan balances increased $38.4 million, or 6.4%, since December 31, 2022 with most growth occurring in commercial and residential real estate loans.  Gross loan balances are up $61.3 million over the third quarter of 2022, or 10.7%.

•	Since December 31, 2022, period-end deposit balances have decreased 1.2%, or $8.7 million. The Company, however, opened 378 net new non-maturity deposit accounts ($15.1 million in average balances) during the third quarter of 2023 and 915 net new non-maturity deposit accounts since December 31, 2022.
•	At September 30, 2023, the Bank's estimated uninsured deposits were $253.1 million, or 35.0% of deposits, including collateralized public funds accounts and $192.5 million, or 29.2% of total deposits, excluding collateralized public funds accounts.
•	At September 30, 2023, available secured and unsecured borrowing capacity was $176.6 million through various sources including the Federal Home Loan Bank of Atlanta (FHLB) and lines of credit with several banks. When combined with maximum available brokered and wholesale funding capacity of $208.0 million, off-balance sheet funding sources total $384.6 million.
•	At September 30, 2023, on balance sheet liquidity was $140.2 million, consisting of cash and cash equivalents and unpledged debt securities at fair value. Total liquidity sources of $524.8 million, or 72.6% of total deposits, represents 207% of estimated uninsured deposits, excluding collateralized public fund accounts.
•	At September 30, 2023, if all held-to-maturity securities are adjusted to fair value, the tangible common equity ratio decreases from 8.99% to 8.81%. This is considered a non-GAAP financial measure and additional information, including a reconciliation, can be found on page 11.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 3Q'23 vs.		For the Nine Months Ended
	3Q'23	2Q'23	3Q'22	2Q'23	3Q'22	September 30, 2023	September 30, 2022	% Change
Net interest income	$7,187	$7,353	$7,602	(2.3)%	(5.5)%	$22,095	$20,103	9.9%
Credit loss expense	175	325	241	(46.2)	(27.4)	743	601	23.6
Noninterest income	499	463	483	7.8	3.3	1,403	1,505	(6.8)
Noninterest expense	4,723	4,521	4,085	4.5	15.6	13,699	11,747	16.6
Income taxes	668	713	928	(6.3)	(28.0)	2,178	2,221	(1.9)
Net earnings	$2,120	$2,257	$2,831	(6.1)%	(25.1)%	$6,878	$7,039	(2.3)%

Net Interest Income (Unaudited)

(dollars in thousands)

				Change 3Q'23 vs.		For the Nine Months Ended
	3Q'23	2Q'23	3Q'22	2Q'23	3Q'22	September 30, 2023	September 30, 2022	% Change
Interest income:
Loans	$9,019	$8,570	$6,755	5.2%	33.5%	$25,633	$18,568	38.0%
Debt securities	919	925	878	(0.6)	4.7	2,777	2,000	38.9
Other	244	184	649	32.6	(62.4)	650	1,104	(41.1)
Total interest income	10,182	9,679	8,282	5.2%	22.9%	29,060	21,672	34.1%
Interest expense:
Deposits	2,691	1,917	624	40.4%	331.3%	6,141	1,442	325.9%
Other borrowings	304	409	56	(25.7)	442.9	824	127	548.8
Total interest expense	2,995	2,326	680	28.8	340.4	6,965	1,569	343.9
Net interest income	$7,187	$7,353	$7,602	(2.3)%	(5.5)%	$22,095	$20,103	9.9%

The Company reported net interest income of $7.2 million for the third quarter of 2023, a decrease of $166,000, or 2.3%, from the linked quarter and a decrease of $415,000, or 5.5%, from the third quarter of 2022.  In both instances, net interest income was negatively impacted by a narrowing net interest spread due to rising interest rates. Average earnings assets were up 0.4% over the linked quarter and were down 4.6% from the third quarter of 2022. The Company's net interest margin ("NIM") for the third quarter of 2023 was 3.68%, compared to 3.78% (2Q'23) and 3.71% (3Q'22). Year-to-date net interest income is up $2.0 million, or 9.9%, as an improved earning asset yield outpaced higher funding costs. The Company's NIM for the first nine months of September 30, 2023 was 3.78% compared to 3.27% for the same period a year ago.

Provision for Credit Losses

The provision for credit loss expense was $175,000 and $743,000 for the three and nine-month periods ending September 30, 2023.  The allowance for credit losses to total loans was 0.77% at September 30, 2023 compared to 1.20% at December 31, 2022.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 3Q'23 vs.		For the Nine Months Ended
	3Q'23	2Q'23	3Q'22	2Q'23	3Q'22	September 30, 2023	September 30, 2022	% Change
Service charges and fees on deposit accounts	$92	$84	$78	9.5%	17.9%	$261	$219	19.2%
Debit card/ATM revenue, net	137	149	132	(8.1)	3.8	437	404	8.2
Mortgage banking revenue, net	121	75	116	61.3	4.3	250	420	(40.5)
Income from bank-owned life insurance	100	96	96	4.2	4.2	290	285	1.8
Other income	49	59	61	(16.9)	(19.7)	165	177	(6.8)
Total noninterest income	$499	$463	$483	7.8%	3.3%	$1,403	$1,505	(6.8)%

Noninterest income was up $36,000 (7.8%) over the linked quarter and $16,000 (3.3%) over the third quarter of 2022.  Compared to the linked quarter, increased mortgage banking revenue was the key contributor to higher noninterest income, partially offset by a decline in debit card/ATM revenue and other income. Compared to the same period a year ago, all categories of noninterest income increased, with the exception of other income which decreased due to a drop in various fee accounts, including wire fees, custodial services and Certificate of Deposit Account Registry Service ("CDAR") fees.  Comparing the nine-month periods, the 40.5%, or $170,000 decline in mortgage banking revenue was the key driver of a 6.8% decline in noninterest income.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 3Q'23 vs.		For the Nine Months Ended
	3Q'23	2Q'23	3Q'22	2Q'23	3Q'22	September 30, 2023	September 30, 2022	% Change
Salaries and employee benefits	$2,864	$2,743	$2,367	4.4%	21.0%	$8,359	$6,765	23.6%
Occupancy and equipment	427	399	413	7.0	3.4	1,235	1,217	1.5
Professional fees	149	132	124	12.9	20.2	416	400	4.0
Marketing	215	250	195	(14.0)	10.3	688	575	19.7
FDIC assessment	104	87	95	19.5	9.5	275	303	(9.2)
Software maintenance, amortization and other	341	294	310	16.0	10.0	912	837	9.0
Other	623	616	581	1.1	7.2	1,814	1,650	9.9
Total noninterest expense	$4,723	$4,521	$4,085	4.5%	15.6%	$13,699	$11,747	16.6%

Compared to the linked quarter, the increase in noninterest expense is predominantly attributed to higher salaries and employee benefits and expense related to the issuance of restricted stock awards. Comparing the three and nine-month periods ending September 30, 2023 and 2022, the primary driver of higher noninterest expense in 2023 is also salaries and employee benefits. The Company reported 109 FTEs at September 30, 2023 compared to 106 FTEs at September 30, 2022.  In addition to higher headcount, the impact of annual raises that were effective March 1, 2023, lower deferred loan costs and higher incentive accrual were primary contributors to the overall increase.  Although loan balances have increased when comparing both the three-month and nine-month periods, the number of loan originations and renewals are down in 2023 explaining the decrease in deferred loan costs.

Financial Condition

At September 30, 2023, the Company reported $832.0 million in total assets, $722.8 million in deposits, and $629.0 million in net portfolio loans. This compares to $815.2 million in total assets, $731.5 million in deposits, and $588.7 million in net portfolio loans at December 31, 2022.

Debt securities totaled $135.7 million at September 30, 2023, a decrease of $5.6 million from December 31, 2022. Debt securities include approximately $123.8 million of securities held at fair value and classified as available for sale.  The $14.8 million in unrealized losses on these securities is fully reflected on the balance sheet. The portfolio also includes $11.8 million in securities classified as held to maturity with a fair value of $9.7 million. Held to maturity securities consist of U.S. agency mortgage-backed securities and municipal securities, each of which is expected to recoup any price depreciation over its holding period as the debt securities move to maturity. Management believes that the Company has ample liquidity and available borrowing capacity to support holding these securities until maturity.

Gross loans increased $38.4 million, or 6.4%, since December 31, 2022 with commercial and residential real estate loans reporting the largest dollar volume increases.  At September 30, 2023, the allowance for credit losses of $4.9 million, represented 0.77% of gross loans compared to $7.1 million, or 1.20% of gross loans, at December 31, 2022.  The adoption of CECL on January 1, 2023 resulted in a $2.6 million decrease in the allowance for credit losses.

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	September 30, 2023		December 31, 2022
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$216,266	34.1%	$202,263	34.0%
Residential real estate and home equity	249,448	39.3	224,211	37.6
Construction	74,708	11.8	75,151	12.6
Commercial	87,881	13.9	86,308	14.5
Consumer	5,679	0.9	7,698	1.3
Total loans	633,982	100.0%	595,631	100.0%

Net deferred loan (fees) costs	(109)		229
Allowance for credit losses	(4,899)		(7,145)
Loans, net	$628,974		$588,715

Deposit balances decreased $8.7 million, or 1.2%, since December 31, 2022, and $32.6 million, or 4.3% since September 30, 2022, with declining balances in all categories, except time deposits.  Time deposit account balances increased $37.8 million, or 94.2%, since year-end, with $20.0 million of that increase attributed to public funds.  We continue to monitor our deposits closely as we manage through this rising rate environment.

Federal Home Loan Bank advances totaled $25.0 million at September 30, 2023 with a weighted average interest rate of 4.9%. Deposit inflows during the third quarter enabled the $10 million reduction in FHLB borrowings from June 30, 2023.

Total stockholders’ equity was $74.8 million, or 8.99% of total assets, at September 30, 2023, compared to $67.1 million at December 31, 2022, or 8.23% of total assets.  Year-to-date earnings and a $1.9 million tax-effected change resulting from the adoption of CECL were the primary contributors to higher equity and offset a $1.1 million unfavorable change in the Company's AOCI and common stock dividends of $698,000 ($0.22 per common share).  At September 30, 2023, book value per share was $22.91 with 3,263,733 common shares outstanding, a slight decrease from book value at June 30, 2023 primarily due to the dilutive effect of issuing restricted stock during the quarter.

As of September 30, 2023, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 10.18%, a 13.23% Common Equity Tier 1 Capital Ratio, a 13.23% Tier 1 Risk-Based Capital Ratio, and a 13.99% Total Risk-Based Capital Ratio.  The Company maintains a $15 million, 5-year revolving Line of Credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank. The Line of Credit matures in August 2025 and currently has a zero outstanding balance.  As of September 30, 2023, the Company reported $25 million in FHLB advances, a $10 million decrease from June 30, 2023. Borrowed funds represented only 3.3% of total liabilities at September 30, 2023 and year-to-date interest expense totaled $824,000 for FHLB advances and other borrowings.

Asset Quality

Credit metrics remain strong despite an uptick in nonaccrual loans since year-end. At September 30, 2023, the Bank had five nonaccrual loans totaling $1.11 million compared to two nonaccrual loans totaling $343,000 at December 31, 2022.  Net charge-offs totaled $379,000 year to date through September 30, 2023 and the ratio of nonperforming assets as a percentage of total assets was 0.19%. The Company adopted CECL effective January 1, 2023 which resulted in a $2.6 million ($1.9 million tax-effected) decrease in the allowance for credit losses.  Management believes that the allowance for credit losses which was $4.9 million, or 0.77% of gross loans, at September 30, 2023 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of September 30, 2023, the Bank had 109 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision ("PTPP") net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22
Interest income:
Loans	$9,019	$8,570	$8,044	$7,653	$6,755
Debt securities	919	925	933	938	878
Other	244	184	222	477	649
Total interest income	10,182	9,679	9,199	9,068	8,282
Interest expense:
Deposits	2,691	1,917	1,533	1,137	624
Other borrowings	304	409	111	73	56
Total interest expense	2,995	2,326	1,644	1,210	680
Net interest income	7,187	7,353	7,555	7,858	7,602
Credit loss expense	175	325	243	289	241
Net interest income after credit loss expense	7,012	7,028	7,312	7,569	7,361

Noninterest income:
Service charges and fees on deposit accounts	92	84	85	83	78
Debit card/ATM revenue, net	137	149	151	136	132
Mortgage banking revenue, net	121	75	54	53	116
Income from bank-owned life insurance	100	96	94	94	96
Other income	49	59	57	63	61
Total noninterest income	499	463	441	429	483

Noninterest expense:
Salaries and employee benefits	2,864	2,743	2,752	2,862	2,367
Occupancy and equipment	427	399	409	404	413
Professional fees	149	132	135	114	124
Marketing	215	250	223	218	195
FDIC assessment	104	87	84	57	95
Software maintenance, amortization and other	341	294	277	325	310
Other	623	616	575	541	581
Total noninterest expense	4,723	4,521	4,455	4,521	4,085
Earnings before income taxes	2,788	2,970	3,298	3,477	3,759
Income taxes	668	713	797	835	928
Net earnings	$2,120	$2,257	$2,501	$2,642	$2,831

Basic earnings per common share	$0.66	$0.71	$0.79	$0.83	$0.90

Diluted earnings per common share	0.66	0.70	0.78	0.83	0.89

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	Unaudited		Unaudited
Interest income:
Loans	$9,019	$6,755	$25,633	$18,568
Debt securities	919	878	2,777	2,000
Other	244	649	650	1,104
Total interest income	10,182	8,282	29,060	21,672
Interest expense:
Deposits	2,691	624	6,141	1,442
Other borrowings	304	56	824	127
Total interest expense	2,995	680	6,965	1,569
Net interest income	7,187	7,602	22,095	20,103
Credit loss expense	175	241	743	601
Net interest income after credit loss expense	7,012	7,361	21,352	19,502
Noninterest income:
Service charges and fees on deposit accounts	92	78	261	219
Debit card/ATM revenue, net	137	132	437	404
Mortgage banking revenue, net	121	116	250	420
Income from bank-owned life insurance	100	96	290	285
Other income	49	61	165	177
Total noninterest income	499	483	1,403	1,505
Noninterest expense:
Salaries and employee benefits	2,864	2,367	8,359	6,765
Occupancy and equipment	427	413	1,235	1,217
Professional fees	149	124	416	400
Marketing	215	195	688	575
FDIC assessment	104	95	275	303
Software maintenance, amortization and other	341	310	912	837
Other	623	581	1,814	1,650
Total noninterest expense	4,723	4,085	13,699	11,747
Earnings before income taxes	2,788	3,759	9,056	9,260
Income taxes	668	928	2,178	2,221
Net earnings	$2,120	$2,831	$6,878	$7,039

Earnings per common share:
Basic	$0.66	$0.90	$2.15	$2.23
Diluted	0.66	0.89	2.13	2.21
Cash dividends per common share(1)	-	-	0.22	0.18

(1) Annual cash dividends were paid during the first quarters of 2023 and 2022.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash & cash equivalents	$22,404	$21,799	$22,714	$39,788	$76,017
Debt securities available for sale	123,838	126,792	129,748	129,436	131,668
Debt securities held to maturity	11,838	11,827	11,816	11,805	11,794
Loans, held for sale	5,182	6,614	8,105	7,058	8,911
Loans, net	628,974	614,744	606,128	588,715	565,877
Federal Home Loan Bank stock	1,758	1,895	1,045	463	463
Premises & equipment, net	7,613	7,746	7,893	8,022	8,169
Right of use lease asset	2,879	2,934	2,989	3,044	3,098
Accrued interest receivable	2,671	2,713	2,623	2,385	2,132
Bank-owned life insurance	16,822	16,722	16,626	16,532	16,438
Other real estate owned	117	-	-	-	-
Other assets	7,889	7,253	6,570	7,924	7,748
Total Assets	$831,985	$821,039	$816,257	$815,172	$832,315

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$193,439	$189,362	$199,492	$197,987	$216,533
Savings, NOW and money-market deposits	451,492	450,820	466,202	493,439	500,263
Time deposits	77,876	62,646	51,542	40,109	38,618
Total Deposits	722,807	702,828	717,236	731,535	755,414
Other borrowings	-	-	1,725	4,275	4,125
FHLB Advances	25,000	35,000	15,000	-	-
Official checks	717	1,114	1,671	4,090	1,277
Operating lease liability	3,062	3,111	3,159	3,208	3,256
Other liabilities	5,612	4,816	4,790	5,011	4,339
Total Liabilities	757,198	746,869	743,581	748,119	768,411
Total Stockholders' Equity	74,787	74,170	72,676	67,053	63,904
Total Liabilities and Stockholders' Equity	$831,985	$821,039	$816,257	$815,172	$832,315

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Average Balance Sheets (Unaudited)
(in thousands)
	3Q'23			2Q'23			3Q'22
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$620,297	$8,939	5.76%	$613,318	$8,465	5.52%	$555,764	$6,646	4.78%
Loans held for sale	5,850	80	5.47	8,466	105	4.96	9,869	109	4.42
Debt securities	137,731	919	2.67	140,699	925	2.63	144,710	878	2.43
Other(2)	17,398	244	5.61	15,646	184	4.70	108,875	649	2.38
Total interest-earning assets	781,276	$10,182	5.21%	778,129	$9,679	4.98%	819,218	$8,282	4.04%
Noninterest-earning assets	42,065			39,540			38,699
Total assets	$823,341			$817,669			$857,917

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$449,396	$2,089	1.86%	$453,129	$1,585	1.40%	$527,408	$570	0.43%
Time deposits	73,071	602	3.30	55,192	332	2.41	38,244	54	0.56
Total interest-bearing deposits	522,467	2,691	2.06	508,321	1,917	1.51	565,652	624	0.44
Other borrowings	24,582	304	4.95	32,113	409	5.09	4,125	56	5.43
Total interest-bearing liabilities	547,049	$2,995	2.19%	540,434	$2,326	1.72%	569,777	$680	0.48%
Noninterest-bearing deposits	192,686			195,657			214,462
Noninterest-bearing liabilities	8,644			8,231			7,787
Stockholders' equity	74,962			73,347			65,891
Total liabilities and stockholders' equity	$823,341			$817,669			$857,917

Net earning assets	$234,227			$237,695			$249,441
Net interest income		$7,187			$7,353			$7,602
Interest rate spread(3)			3.02%			3.26%			3.56%
Net interest margin(4)			3.68%			3.78%			3.71%

	For the Nine Months Ended September 30,
	2023			2022
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$611,946	$25,361	5.53%	$519,975	$18,242	4.68%
Loans held for sale	7,215	272	5.03	10,529	326	4.13
Debt securities	139,886	2,777	2.65	120,675	2,000	2.21
Other(2)	21,271	650	4.07	169,402	1,104	0.87
Total interest-earning assets	780,318	$29,060	4.97%	820,581	$21,672	3.52%
Noninterest-earning assets	36,898			39,792
Total assets	$817,216			$860,373

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$461,649	$5,061	1.46%	$527,077	$1,263	0.32%
Time deposits	56,901	1,080	2.53	43,552	179	0.55
Total interest-bearing deposits	518,550	6,141	1.58	570,629	1,442	0.34
Other borrowings and FHLB advances	20,034	824	5.48	3,960	127	4.28
Total interest-bearing liabilities	538,584	$6,965	1.72%	574,589	$1,569	0.36%
Noninterest-bearing deposits	195,689			212,507
Noninterest-bearing liabilities	10,005			7,401
Stockholders' equity	72,938			65,876
Total liabilities and stockholders' equity	$817,216			$860,373

Net earning assets	$241,734			$245,992
Net interest income		$22,095			$20,103
Interest rate spread (3)			3.24%			3.16%
Net interest margin(4)			3.78%			3.27%

(1) Includes nonaccrual loans

(2) Other interest-earning assets includes federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock

(3) Interest rate spread is the difference between total interest-earning asset yield and the rate paid on total interest-bearing liabilities

(4) Net interest margin is net interest income divided by total average interest-earning assets, annualized on a 30/360 basis.

(5) Annualized

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22
Per Share Data:
Earnings per common share - Basic	$0.66	$0.71	$0.79	$0.83	$0.90
Earnings per common share - Diluted	$0.66	$0.70	$0.78	$0.83	$0.89
Book value per common share	$22.91	$23.25	$22.81	$21.19	$20.20
Common shares outstanding	3,263,733	3,190,052	3,185,765	3,164,491	3,162,975
Weighted-average basic common shares outstanding	3,214,323	3,189,353	3,175,807	3,164,211	3,159,526
Weighted-average diluted common shares outstanding	3,235,920	3,201,531	3,210,012	3,198,744	3,197,282

Selected Performance Ratios and Other Data:
Return on average assets(1)	1.03%	1.10%	1.23%	1.27%	1.32%
Return on average equity(1)	11.31	12.31	14.20	16.36	17.19
Average yield on earning assets	5.21	4.98	4.78	4.59	4.04
Net interest margin(2)	3.68	3.78	3.92	3.98	3.71
Efficiency ratio(3)	61.45	57.84	55.72	54.56	50.53
Noninterest expense/average assets(1)	2.29	2.21	2.20	2.18	1.90

Asset Quality Data:
Nonaccrual loans	$1,112	$1,391	$1,348	$343	$1,006
Loans 90 days past due and still accruing	367	-	-	404	-
Other real estate owned	117	-	-	-	-
Total nonperforming assets	1,596	1,391	1,348	747	1,006
Nonperforming assets/total assets	0.19%	0.17%	0.17%	0.09%	0.12%
Loans 30-89 days past due	$1,060	$826	$2,414	$2,900	$1,024
Total loans	633,982	619,465	610,792	595,631	572,639
Loans 30-89 days past due/total loans	0.17%	0.13%	0.40%	0.49%	0.18%
Net charge-offs/average loans (1)	0.03	0.23	-	-	-

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	10.34%	10.14%	9.93%	9.09%	8.59%
Common Equity Tier 1 Capital Ratio (Company)	13.42	13.22	12.82	12.25	11.98
Tier 1 Risk-Based Capital Ratio (Company)	13.42	13.22	12.82	12.25	11.98
Total Risk-Based Capital Ratio (Company)	14.19	13.97	13.58	13.39	13.09
Tangible Common Equity Ratio(4) (Company)	8.99	9.03	8.90	8.23	7.68

Tier 1 Leverage Capital Ratio (Bank)	10.18	9.98	10.13	9.70	9.07
Common Equity Tier 1 Capital Ratio (Bank)	13.23	13.00	13.07	12.90	12.62
Tier 1 Risk-Based Capital Ratio (Bank)	13.23	13.00	13.07	12.90	12.62
Total Risk-Based Capital Ratio (Bank)	13.99	13.76	13.83	14.04	13.73
Tangible Common Equity Ratio(4) (Bank)	8.84	8.87	9.10	8.73	8.15

(1) Annualized on a 30/360 basis
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.
(4) Tangible Common Equity Ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, please refer to page 11.

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation (Unaudited)
(dollars in thousands except per share amounts)

	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22
Net Income
Net earnings (GAAP)	$2,120	$2,257	$2,501	$2,642	$2,831
Plus: Provision (credit) for credit losses	175	325	243	289	241
Plus: income taxes	668	713	797	835	928
PTPP(1) net earnings (non-GAAP)	$2,963	$3,295	$3,541	$3,766	$4,000

Earnings per Share (EPS)
Weighted average common shares, diluted	3,235,920	3,201,531	3,210,012	3,198,744	3,197,282
EPS, diluted (GAAP)	$0.66	$0.70	$0.78	$0.83	$0.89
PTPP(1) EPS, diluted (non-GAAP)	$0.92	$1.03	$1.10	$1.18	$1.25

Return on Average Assets (ROAA)(2)
Average assets	$823,341	$817,669	$810,508	$828,912	$857,917
ROAA (GAAP)	1.03%	1.10%	1.23%	1.27%	1.32%
PTPP(1) ROAA (non-GAAP)	1.44%	1.61%	1.75%	1.82%	1.86%

Return on Average Equity (ROAE)(2)
Average equity	$74,962	$73,347	$70,456	$64,578	$65,891
ROAE (GAAP)	11.31%	12.31%	14.20%	16.36%	17.19%
PTPP(1) ROAE (non-GAAP)	15.81%	17.97%	20.10%	23.33%	24.28%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$628,974	$614,744	$606,128	$588,715	$565,877
Less PPP loans	(41)	(48)	(181)	(191)	(199)
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$628,933	$614,696	$605,947	$588,524	$565,678

Average loans, excluding loans held for sale	$620,297	$613,318	$602,022	$588,727	$555,764
Less average PPP loans	(45)	(175)	(185)	(195)	(312)
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$620,252	$613,143	$601,837	$588,532	$555,452

Interest on loans, excluding loans held for sale	$8,939	$8,465	$7,958	$7,561	$6,646
Less interest income and earned fee income on PPP loans	-	(4)	3	(1)	(41)
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$8,939	$8,461	$7,961	$7,560	$6,605
Growth rate over linked quarter	5.6%	6.3%	5.3%	14.5%	16.4%

Average loan yield, excluding loans held for sale (GAAP)	5.76%	5.52%	5.29%	5.14%	4.78%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	5.76%	5.52%	5.29%	5.14%	4.76%

Tangible Common Equity Ratio (Company)
Stockholders' Equity (GAAP)	$74,787	$74,170	$72,676	$67,053	$63,904
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$74,787	$74,170	$72,676	$67,053	63,904
Total Assets (GAAP)	$831,985	$821,039	$816,257	$815,172	$832,315
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$831,985	$821,039	$816,257	$815,172	$832,315
Tangible Common Equity Ratio (non-GAAP)	8.99%	9.03%	8.90%	8.23%	7.68%
Tax-effected adjustment of losses in held-to-maturity securities portfolio (non-GAAP)	$1,624	$1,063	$1,118	$1,409	$1,205
Tangible Assets adjusted for held-to-maturity securities at fair value (non-GAAP)	830,361	819,976	815,139	813,763	831,110
Tangible Equity adjusted for held-to-maturity securities at fair value (non-GAAP)	73,163	73,107	71,558	65,644	62,699
Tangible Common Equity Ratio Adjusted (non-GAAP)	8.81%	8.92%	8.78%	8.07%	7.54%

Tangible Common Equity Ratio (Bank)
Stockholders' Equity (GAAP)	$73,514	$72,816	$74,287	$71,125	$67,860
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$73,514	$72,816	$74,287	$71,125	$67,860
Total Assets (GAAP)	$831,830	$820,921	$816,173	$815,142	$832,170
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$831,830	$820,921	$816,173	$815,142	$832,170
Tangible Common Equity Ratio (non-GAAP)	8.84%	8.87%	9.10%	8.73%	8.15%

(1)Pre-tax, pre-provision

(2) Annualized

Prime Meridian Holding Company and Subsidiary

Non-GAAP Measures and Ratio Reconciliation

Year-to-Date Pre-Tax Pre-Provision Calculation (Unaudited)

(dollars in thousands except per share amounts)

	For the Nine Months Ended
	September 30, 2023	September 30, 2022
Net Income
Net earnings (GAAP)	$6,878	$7,039
Plus: (credit) provision for loan losses	743	601
Plus: income taxes	2,178	2,221
PTPP(1) net earnings (non-GAAP)	$9,799	$9,861

Earnings per Share (EPS)
Weighted average common shares, diluted	3,221,952	3,191,593
EPS, diluted (GAAP)	$2.13	$2.21
PTPP(1) EPS, diluted (non-GAAP)	3.04	3.09

Return on Average Assets (ROAA)(2)
Average assets	$817,216	$860,373
ROAA (GAAP)	1.12%	1.09%
PTPP(1) ROAA (non-GAAP)	1.60%	1.53%

Return on Average Equity (ROAE)(2)
Average equity (GAAP)	$72,938	$65,876
ROAE (GAAP)	12.57%	14.25%
PTPP(1) ROAE (non-GAAP)	17.91%	19.96%

(1) Pre-tax, pre-provision

(2) Annualized

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Annual Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Year Ended December 31,
	2022	2021	2020	2019	2018
Net Income
Net earnings (GAAP)	$9,681	$8,347	$4,458	$3,542	$4,042
Plus: Provision (credit) for credit losses	890	(104)	2,850	1,131	591
Plus: income taxes	3,056	2,517	1,295	1,092	1,220
PTPP(1) net earnings (non-GAAP)	$13,627	$10,760	$8,603	$5,765	$5,853

Earnings per Share (EPS)
Weighted average common shares, diluted	3,193,774	3,142,482	3,134,124	3,159,635	3,131,546
EPS, diluted (GAAP)	$3.03	$2.66	$1.42	$1.12	$1.29
PTPP(1) EPS, diluted (non-GAAP)	$4.27	$3.42	$2.74	$1.82	$1.87

Return on Average Assets (ROAA)
Average assets	$852,272	$751,576	$595,363	$456,797	$379,288
ROAA (GAAP)	1.14%	1.11%	0.75%	0.78%	1.07%
PTPP(1) ROAA (non-GAAP)	1.60%	1.43%	1.45%	1.26%	1.54%

Return on Average Equity (ROAE)
Average equity	$65,549	$65,179	$57,386	$53,172	$47,932
ROAE (GAAP)	14.77%	12.81%	7.77%	6.66%	8.43%
PTPP(1) ROAE (non-GAAP)	20.79%	16.51%	14.99%	10.84%	12.21%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$588,715	$490,198	$476,661	$337,710	$290,113
Less PPP loans	(191)	(15,172)	(66,774)	-	-
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$588,524	$475,026	$409,887	$337,710	$290,113

Average loans, excluding loans held for sale	$537,304	$480,606	$429,802	$309,350	$283,967
Less average PPP loans	(3,061)	(50,315)	(55,529)	-	-
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$534,243	$430,291	$374,273	$309,350	$283,967

Interest on loans, excluding loans held for sale	$25,803	$22,598	$19,553	$15,884	$14,215
Less interest income and earned fee income on PPP loans	(776)	(3,358)	(1,725)	-	-
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$25,027	$19,240	$17,828	$15,884	$14,215

Average loan yield, excluding loans held for sale (GAAP)	4.80%	4.70%	4.55%	5.13%	5.01%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.68%	4.47%	4.76%	5.13%	5.01%

(1) Pre-tax, pre-provision

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com